Specific Terms in this Exhibit have been redacted because confidential treatment for those terms has been requested. The redacted material has been separately filed with the Securities and Exchange Commission, and the terms have been marked at the appropriate place with three asterisks [***].

Eagle Rock Energy G&P, LLC
2015 Short Term Incentive Bonus Plan

Objective

The objective of the 2015 Short Term Incentive Bonus Plan (the “Plan”) is to encourage the employees of Eagle Rock Energy G&P, LLC (the “Company”) to conduct activities that result in the achievement of the Company’s financial and operational objectives. The Company serves as the general partner of the general partner of Eagle Rock Energy Partners, L.P. (the “Partnership”) and receives reimbursement from the Partnership for its expenses, including payments under this Plan. References in the Plan to “Enterprise” mean the Company, the Partnership and all of its subsidiaries.

Participants

Regular full-time employees who were 1) employed during 2015; 2) hired prior to October 1, 2015; and 3) who are active full-time employees at the time of bonus payment are “Participants” in the Plan; provided, however, that the Company may cause an employee who began employment after September 30, 2015 to be included as a Participant, but only if such treatment is expressly set forth in a written offer letter from the Company at the time of employment. If a bonus payout is approved by the Board of Directors, payments will be made under the Plan, in March or April 2016.

Plan Provisions

•
The Plan will be administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”), based on funding approval by the Board of Directors of the Company (the “BOD”), and subject to performance recommendations made by the Chief Executive Officer (“CEO”) and members of senior management (“Senior Management) as described in further detail in this Plan, as follows:

◦
The BOD must first determine the Partnership’s 2015 achievement of Enterprise Goals and approve a Funding Percentage, and the BOD has full discretion to fully or partially fund the Plan, or to deny funding; the Board may over-fund the Plan (i.e., by setting a Funding Percentage in excess of 100%) in extraordinary circumstances;

◦	The Committee has complete discretion in administering the Plan and approving individual bonus payments under the Plan after the BOD has approved a Funding Percentage.

•
Each Participant will remain eligible for their current Bonus Target Percentage (as defined below), or will be notified of their Bonus Target Percentage in a written offer letter at the time of initial employment, or will be notified of their Bonus Target Percentage in a written promotion or job reclassification letter at the time a promotion or job reclassification occurs. If a Bonus Target Percentage change occurs, the new Bonus Target Percentage change will be factored into the bonus formula for the entire Plan year, unless otherwise specified. The Bonus Target Percentage is a percentage of the Participant’s Annual Gross Base Wage Earnings (as defined below), and represents the bonus target opportunity based on 100% achievement of the Enterprise Goals and a 100% Individual Performance Factor as a result of the individual performance review appraisals performed at the end of 2015 and/or early 2016. Any Participant who has performed at an

Specific Terms in this Exhibit have been redacted because confidential treatment for those terms has been requested. The redacted material has been separately filed with the Securities and Exchange Commission, and the terms have been marked at the appropriate place with three asterisks [***].

exceptional level and whose accomplishments are recognized by the Committee or Senior Management could receive an Individual Performance Factor up to 125%. The Committee may increase the Individual Performance Factor in excess of 125% in extraordinary circumstances.

•	Participants are not guaranteed to receive a bonus payment.

Bonus Payments

Each Participant’s bonus payment will be calculated according to the following formula:

Bonus = Annual Gross Base Wage Earnings
* Bonus Target Percentage
* Funding Percentage
* Individual Performance Factor

where,

Annual Gross Base Wage Earnings = gross base cash wages earned from January 1, 2015 (or employment commencement for new hires hired before October 1, 2015) through December 31, 2015 (which, for the avoidance of doubt, and by way of example, shall not include overtime, call out pay, shift differential, bonuses, commissions, transportation subsidies, or distributions on restricted common units).

Bonus Target Percentage =
% assigned by the Committee for Senior Management and by Senior Management for all other Participants, based on Participant’s position level in relation to other positions in the Company (e.g., requirements relative to the skills and knowledge required to perform the essential job functions, overall level of responsibility, decision making authority, and impact to the Company’s overall operations and financial performance).

Funding Percentage =
value from 0 to in excess of 100% determined by, and at the complete discretion of, the BOD; expressly dependent on achievement of Enterprise financial, operational and environmental, health and safety goals (see “Enterprise Goals” below).

Individual Performance Factor =	value from 0 to 125% (or in excess of 125% at the discretion of the Committee) depending on individual performance relative to Participant’s Performance Appraisal Rating (see Table 1).

Specific Terms in this Exhibit have been redacted because confidential treatment for those terms has been requested. The redacted material has been separately filed with the Securities and Exchange Commission, and the terms have been marked at the appropriate place with three asterisks [***].

2015 Enterprise Goals

2015 EROC Goals, as of February 17, 2015
Base Case	Full Year 2015
($ in MM, except per unit amounts)	Base Case	Acquisition Addition(1)	Pro Forma
Adjusted Earnings Before Interest, Taxes, Depreciation & Amortization ("EBITDA")	$[***]	$[***]	$[***]
Distributable Cash Flow per Unit(2)	$[***]	$[***]	$[***]
Capital Expenditures	$72.4	$[***]	$[***]
Maintenance	54.3	[***]	[***]
Growth	18.1		18.1
Production
Crude Oil (MMbbl)	1.3	[***]	[***]
Natural Gas (Bcf)	12.7	[***]	[***]
Natural Gas Liquids (MMbbl)	1.2	[***]	[***]
Total Production (Bcfe)	27.5	[***]	[***]
Production Rate (Mmcfe/d)	75.3	[***]	[***]
Revenue (Pre-Hedge)	$[***]
Ad Valorem, Severance, & Post-Production Costs ("PPC")	14.5
Operating Expenses (excluding Ad Valorem, Severance, & PPC)	39.0
Operating Expenses per Mcfe	$1.42
Operating Income (Pre-Hedge, Pre-General & Administrative Expenses ("G&A"))	$[***]
Cash G&A (excluding grants under Long Term Incentive Plan)	$29.5
Unit Development Cost ($/Mcfe)	< $1.80
Leverage Ratio (Debt to 2015 Adjusted EBITDA)	< 3.0x
Safety and Environmental
Employee recordable incident rate	≤ 0.75
Contractor recordable incident rate	≤ 1.75
Preventable motor vehicle incident rate ("PMVR")	≤ 1.95
Reduction in reportable spills as compared to 3 year average	≤ 6 spills
(1) Acquisition size to achieve run-rate DCF/unit of $[***]/unit per quarter in 2H 15. Closing date [***]; $[***]MM acquisition at [***]x Adjusted EBITDA. $[***]MM NTM Adjusted EBITDA, $[***]MM/yr maintenance capex, no additional G&A or growth capex.

(2) 2H 2015 Annualized DCF/Unit of $[***]/unit with acquisition

Specific Terms in this Exhibit have been redacted because confidential treatment for those terms has been requested. The redacted material has been separately filed with the Securities and Exchange Commission, and the terms have been marked at the appropriate place with three asterisks [***].

Individual Goals and Performance Appraisal Rating

•
Each Participant will document a set of specific and measurable 2015 goals by the later of March 13, 2015 or within one month of their employment start date. These goals should support the achievement of the 2015 Enterprise Goals and must be both submitted through the online performance management system and approved by the Participant’s immediate supervisor in order to be valid and eligible for inclusion in the Plan. Senior Management’s goals must also be approved by the Committee.

•	The achievement of these goals will be a key factor in determining a Participant’s Performance Appraisal Rating.

•
The Committee will determine the Performance Appraisal Rating for the Chief Executive Officer and approve the Performance Appraisal Ratings of Senior Management, with recommendations of the Chief Executive Officer, and Senior Management will determine the Performance Appraisal Ratings for all other Participants, with recommendations made by the immediate supervisor and all other supervisors in between such supervisor and Senior Management.

Individual Performance Factor

•
The Committee, with respect to Senior Management, and Senior Management, with respect to all other Participants, will consider the Performance Appraisal Rating and, in their discretion, further evaluate the Participant’s performance by assigning an Individual Performance Factor within the appropriate range (Table 1).

Specific Terms in this Exhibit have been redacted because confidential treatment for those terms has been requested. The redacted material has been separately filed with the Securities and Exchange Commission, and the terms have been marked at the appropriate place with three asterisks [***].

Table 1
Individual Performance Factors

Performance Appraisal Rating	Individual Performance Factor Range	Rating Definitions
1 - Exceptional	110%-125% (or in excess of 125% at the discretion of the Committee)	Performance and competency demonstration were at an extraordinary level, resulting in significant contributions to the company, department, or team on a continual basis throughout the year.
2 - Strong	95%-109%	Performance and competency demonstration were above expectations, resulting in contributions to the company, department, or team on a consistent basis throughout the year.
3 - Met Expectations	75%-94%	Performance and competency demonstration met expectations, resulting in observable contributions to the company, department, or team during the year.
4 - Not Acceptable, Improvement Needed	25%-50%	Performance and competency demonstration met some expectations, but development or improvement is necessary in one or more key areas.
5 - Not Acceptable, Improvement Required	—%	Performance and competency demonstration were below expectations in several key areas.

Example Bonus Calculation

Assume the Company achieves most, but not all, of its 2015 Enterprise Goals. The BOD reviews the performance of the company and determines that a Funding Percentage of 90% is appropriate. Participant A is an operator who was rated “3 - Met Expectations” by his supervisor, based on his achievement of his individual goals. Management determines that Participant A should receive an Individual Performance Factor of 91% based on the Performance Appraisal Rating. Participant A was hired on April 1, 2015 and earned gross base wages in the amount of $38,999.99 from April 1, 2015 through December 31, 2015.

In this example,

Annual Gross Base Wage Earnings =         = $38,999.99

Bonus Target Percentage =                 7%

Funding Percentage =	90% (determined by the BOD’s assessment of achievement of 2015 Enterprise Goals)

Individual Performance Factor =	91% (based on Performance Appraisal Rating and Senior Management discretion)

So,

Bonus payment = $38,999.99* 0.07 * 0.90 * 0.91 = $2,235.87

Specific Terms in this Exhibit have been redacted because confidential treatment for those terms has been requested. The redacted material has been separately filed with the Securities and Exchange Commission, and the terms have been marked at the appropriate place with three asterisks [***].

APPROVED AND ADOPTED FEBRUARY 17, 2015
BY THE BOARD OF DIRECTORS